Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 25, 2019, relating to the consolidated financial statements of Rise Gold Corp., which appears in Rise Gold Corp.’s Annual Report on Form 10-K for the year ended July 31, 2019 (the “10-K”).

We also consent to the reference to us under the caption “Interests of Experts” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

October 30, 2019